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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the use of our report dated March 5, 2001, with respect to the consolidated financial statements of TOUCHTUNES MUSIC CORPORATION as at December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998 included in this report on Form 10-KSB of TouchTunes Music Corporation to be filed to the Securities and Exchange Commission dated March 29, 2001.


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Montreal, Canada,
March 29, 2001.                                           Chartered Accountants